UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 19, 2006

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 19, 2006, Continental Materials Corporation (the “Company”) issued a press release disclosing that the Company has requested an additional extension of time from the American Stock Exchange to file its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006. The Company also announced that it will restate segment information related to 2004 and 2003 appearing in the notes to financial statements and revise the related sections of Management’s Discussion and Analysis. The Company further announced that it will report a material weakness in the Company’s internal controls in its 2005 Annual Report on Form 10-K related to the restatement of segment information. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1   Continental Materials Corporation Press Release, dated June 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: June 20, 2006